Exhibit 4.2

               International Telecommunication Data Systems, Inc.

                            1997 STOCK INCENTIVE PLAN
                         AS AMENDED ON DECEMBER 24, 1997

1.   PURPOSE

     The purpose of this 1997 Stock Incentive Plan (the "Plan") of International Telecommunication Data Systems, Inc., a Delaware corporation (the "Company"), is to enhance the profitability of the Company for the benefit of the stockholders by providing equity ownership opportunities and performance-based incentives to attract, retain and motivate key employees, consultants and others who make important contributions to the Company, and to better align their interests with those of the stockholders. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of International Telecommunication Data Systems, Inc. as defined in Section 424(o of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") (a "Subsidiary").

2.   ELIGIBILITY

     All of the Company's employees, consultants and advisors (other than the officers and directors) are eligible to be granted options, stock appreciation rights, performance shares, restricted stock, or other stock based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.   ADMINISTRATION, DELEGATION

     (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time, to interpret the provisions of the Plan, and to correct any defects in the Plan or an Award. No member of the Board shall be liable for any action or determination relating to the Plan made in good faith. All decisions by the Board shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

     (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum amount of such Awards to be made by such executive officers and a maximum amount for any one Participant.


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     (c)  APPOINTMENT OF COMMITTEES.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees, each consisting of not less than two members of the Board (a "Committee"). If and when the common stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee, each member of which shall be a "outside director" within the meaning of Section 162(m) of Code ("Section 162(m)") and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references to the Board in the Plan shall mean a Committee or the Board or the Executive Officer referred to in Section 3(b) to the extent of such delegation.

4.   STOCK AVAILABLE FOR AWARDS

     (a) NUMBER OF SHARES. Subject to adjustment under Section 4(c) below, Awards may be made under the Plan for up to 750,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 250,000 per calendar year. The per Participant limit described in this Section 4(b) shall be construed and applied consistent with Section 162(m).

     (c) ADJUSTMENT TO COMMON STOCK. In the event that the Board, in its sole discretion, determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, split-up, spin-off or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board may equitably adjust any or all of (i) the total number and kind of shares issuable under the Plan, (ii) the number and kind of shares subject to Awards then outstanding, and (iii) the exercise, conversion price or other terms with respect to any outstanding Award. The number of shares resulting from any such adjustment shall always be a whole number.


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5.   STOCK OPTIONS

     (a) GENERAL. Subject to the provisions of the Plan, the Board may grant options to purchase Common Stock (an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of such Option and the conditions and limitations applicable to the exercise of such Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. No option that the Board intends to be an "incentive stock option' as defined in Section 422 of the Code may be granted.

     (b) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (c) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     (d) EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (e) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)  in cash or by check, payable to the order of the Company;

          (2) except as the Board may otherwise determine or provide in an Option, delivery of an irrevocable and unconditional undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) to the extent permitted by the Board at or after the grant of the Option (i) by delivery of shares of Common Stock owned by the Participant for at least six months and valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), (ii) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) payment of such other lawful consideration as the Board may determine; or

          (4)  any combination of the above permitted forms of payment.


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6.   STOCK APPRECIATION RIGHTS

     (a) GRANT AND PAYMENT. The Board may grant Awards entitling recipients on exercise of such Awards to receive an amount, in cash or Common Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in the Fair Market Value of the Common Stock between the date of grant of the Award and the exercise of the Award (a 'Stock Appreciation Right" or an "SAR"). The Board in its sole discretion shall determine the terms and conditions of any SAR.

     (b) GRANT OF SARS IN TANDEM WITH OPTIONS. SARs may be granted in tandem with, or independently of, Options granted under the Plan. If an SAR is granted in tandem with an Option, the exercise of the Option shall cause a proportional reduction in SARs outstanding to a Participant's credit which were granted in tandem with the Option; and the payment of SARs shall cause a proportional reduction of the shares of Common Stock under such Option.

7.   PERFORMANCE SHARES

     The Board may make Awards entitling recipients to acquire shares of Common Stock on a future date upon the attainment of specified performance goals ("Performance Share Awards"). The Board may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Board in its sole discretion shall determine the performance goals, the periods during which performance is to be measured, and all other terms and conditions applicable to a Performance Share Award.

8.   RESTRICTED STOCK

     (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award ("Restricted Stock Award").

     (b) TERMS AND CONDITIONS. The Board in its sole discretion shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the restriction


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period, the Company (or such designee) shall deliver such certificates to the
Participant or if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

9.   OTHER STOCK BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock, including the grant of shares based upon certain conditions and the grant of securities convertible into Common Stock.

10.  GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) TRANSFERABILILY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by an instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e)  MERGERS ETC.

          (1) CONSEQUENCES OF MERGERS, ETC. Upon the occurrence of an Acquisition Event (as defined below), all outstanding Awards shall terminate, provided that at least 10 days prior to the effective date of such Acquisition


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Event, the Board shall either (i) if there is a surviving or acquiring corporation, arrange, subject to consummation of the Acquisition Event, to have that corporation or an affiliate of that corporation grant to Participants replacement Awards (or assume the Awards of the Company), or (ii) provide that all outstanding Awards will become exercisable, realizable or vested in full immediately prior to the effective date of such Acquisition Event. An "Acquisition Event" shall mean (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company or (c) the complete liquidation of the Company.

          (2) ASSUMPTION OF OPTIONS UPON MERGERS, ETC. The Board may grant Awards under the Plan in substitution for stock and stock based- awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     (f) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Awards to such Participant under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, and subject to such conditions as the Board may establish, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (g) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization and accelerating the exercise or vesting of any Award, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (h) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters


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in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws, stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws.

11.  MISCELLANEOUS

     (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

     (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is approved by the Board of Directors of the Company. No Awards shall be granted under the Plan after the completion of ten years from the earlier of the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

     (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements, including any securities laws, stock exchange or stock market rules. Amendments requiring stockholder approval shall become effective when adopted by the Board, but no Award granted after the date of such amendment shall become exercisable or vested (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Award granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such Award to a particular Participant.

     (e) STOCKHOLDER APPROVAL. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the bylaws


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of the Company, unless otherwise required by applicable tax or regulatory laws, including Sections 162(m) and 422 of the Code, securities laws, and stock exchange and stock market rules.

     (f) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.






                                                  Approved by Board of Directors
                                                  on November 23, 1997 and
                                                  amended on December 24, 1997